SAMLEX AMERICA

February 28, 1995

Jim Hargrove
Analytic Systems Ware
Suite #207
12448 - 82nd Avenue
Surrey, B.C.
V3W 3E9

Dear Jim,

Re: Royalty Agreement

For consideration of Analytic Systems Ware assisting Samlex in the research and development of our model SDC-15 & SDC-23, DC-DC converters.
This letter represents our agreement to pay Analytic Systems Ware a royalty fee equal to the sum of one percent (1%) of all purchases of Model SDC-15 and SDC-23 made by Samlex America Inc.. The purchase amount is calculated at the cost of goods F.O.B. from the producing factory. We agree to pay the royalties owing on an annual basis.

Thanks for your assistance Jim.

Yours truly,

Earl Berg
Samlex America Inc.

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